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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-4 of AmerenEnergy Generating Company (the "Company") of our report dated February 5, 2001 relating to the financial statements of the Company, which appears in such Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
March 5, 2001